Exhibit A

Joint Filing Agreement

This will confirm the agreement by and among all the undersigned that the Statement on Schedule 13D filed on or about this date and any further amendments thereto with respect to the beneficial ownership by the undersigned of the shares of common stock, par value $0.01 per share, of Memorial Resource Development Corp., a Delaware corporation (the “Issuer”), and such other securities of the Issuer that the undersigned may acquire or dispose of from time to time. This agreement is being filed on behalf of each of the undersigned in accordance with Rule 13d-1(k)(1) under the Securities Exchange Act of 1934.

The undersigned further agree that each party hereto is responsible for timely filing of such Statement on Schedule 13D and any further amendments thereto, and for completeness and accuracy of the information concerning such party contained therein, provided that no party is responsible for the completeness and accuracy of the information concerning the other party, unless such party knows or has reason to believe that such information is inaccurate. The undersigned further agree that this agreement shall be included as an Exhibit to such joint filing.

This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[Signatures on following page]

IN WITNESS WHEREOF, the undersigned have executed this agreement as of June 27, 2014.

MRD HOLDCO LLC

/s/ Kyle N. Roane
Name:	Kyle N. Roane
Title:	Vice President, General Counsel & Corporate Secretary

NATURAL GAS PARTNERS VIII, L.P.

By: G.F.W. Energy VIII, L.P., its general partner

By: GFW VIII, L.L.C., its general partner

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

G.F.W. ENERGY VIII, L.P.

By: GFW VIII, L.L.C., its general partner

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

GFW VIII, L.L.C.

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

NGP IX OFFSHORE HOLDINGS, L.P.

By: G.F.W. Energy IX, L.P., its general partner

By: GFW IX, L.L.C., its general partner

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

NATURAL GAS PARTNERS IX, L.P.

By: G.F.W. Energy IX, L.P., its general partner

By: GFW IX, L.L.C., its general partner

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

G.F.W. ENERGY IX, L.P.

By: GFW IX, L.L.C., its general partner

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

GFW IX, L.L.C.

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Authorized Member

NGP ENERGY CAPITAL MANAGEMENT, L.L.C.

/s/ Kenneth A. Hersh
Name:	Kenneth A. Hersh
Title	Chief Executive Officer